Exhibit 5.1



October 31, 2002

Board of Directors
Northwest Natural Gas Company
220 N.W. Second Avenue
Portland, Oregon 97209

     We have acted as counsel for Northwest Natural Gas Company (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 1,200,000 shares of Common Stock, $3 1/6 par value, of the Company (the "Shares"), and the rights to purchase Common Stock appurtenant thereto ("Rights"), issuable in connection with the Company's Restated Stock Option Plan (the "Plan"), formerly known as the 1985 Stock Option Plan. We have reviewed the corporate actions of the Company in connection with this matter and have examined those documents, corporate records, and other instruments we deemed necessary for the purposes of this opinion.

     Based on the foregoing, it is our opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon.

     2. All requisite action necessary to make the Shares validly issued, fully paid and non-assessable and the Rights validly issued will have been taken when:

          (a) the issuance of the Shares shall have been authorized by the Oregon Public Utility Commission, and the Washington Utilities and Transportation Commission shall have issued an order establishing compliance with applicable statutory provisions with respect to such issuance;

          (b) the Shares shall have been issued in accordance with the Plan; and

          (c) the Rights appurtenant to the Shares shall have been issued in accordance with the terms of the Rights Agreement dated as of February 27, 1996, as amended, between the Company and Boatmen's Trust Company (ChaseMellon Shareholder Services, as successor).

     We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ STOEL RIVES LLP

                                         STOEL RIVES LLP